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                          SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                  of 1934

                        Filed by the Registrant [X]

               Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[  ] Preliminary Proxy Statement
                                    [ ] Confidential, for Use of the
                                        Commission Only (as permitted
                                        by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            SOUTHERN NEW ENGLAND
                       TELECOMMUNICATIONS CORPORATION
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              (Name of Registrant as specified In Its Charter)

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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                    Daniel J. Miglio
                                    Chairman and CEO
[SNET LOGO]                         Southern New England
                                    Telecommunications Corporation
                                    227 Church Street
                                    New Haven, Connecticut 06510



March 4, 1998

Dear Shareholder:

We recently sent you proxy material for the proposed merger of Southern New England Telecommunications Corporation and SBC Communications Inc. As of this date, our records indicate that your shares have not yet been voted. To provide you with an additional opportunity to vote, enclosed is another proxy card.

If you have recently returned the proxy card that was sent to you a few weeks ago, please disregard the enclosed material.

If you have not yet voted, your Board of Directors recommends a vote FOR the merger. You may vote by completing, signing and dating the enclosed proxy card and returning it promptly in the postage paid envelope.

The proposed merger is an ideal match that will maximize Southern New England Telecommunication's significant local strengths and assure our long term success. That makes the merger good for our shareowners, customers, employees and retirees. It will put us in the best possible position to serve Connecticut's communications needs for the next century, enhancing our ability to deliver excellent customer service and an increasing array of exciting new products.

We need your support and your vote. Because approval of the merger requires the affirmative vote of two thirds of the outstanding shares, your vote is extremely important. Please sign, date and return your proxy cards as soon as possible. If you hold SNET shares in various accounts you will receive a proxy card for each account. To vote all of your shares, please sign and return a proxy card for every account that you have.

Your Board of Directors unanimously recommends that you vote FOR the merger.

We appreciate your support.

Sincerely,


/s/ Daniel J. Miglio


Daniel J. Miglio
Chairman and Chief Executive Officer


If you have questions or need additional proxy material, please call our special toll free number, 1-800-223-2064, to reach a representative of Georgeson & Company, whose employees are assisting us with this proxy.